U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          LOANSPAID COM, INC.
            (Name of Small Business Issuer in its charter)


      Nevada                     6700                          88-0464633
(State or Jurisdiction      (Primary Standard             (I.R.S. Employer
 of Incorporation or        Industrial Classification     Identification Code)
   Organization)            Code)

3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732
2253.
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Adam U.Shaikh, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253, fax: (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.
[]
If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
[]
If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
[]
If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.
[]


                       CALCULATION OF REGISTRATION FEE

Title of each    Amount to be   Proposed maximum  Proposed Maximum    Amount
  class of       registered      offering price      aggregate          of
securities to                     per unit         offering price Registration
be registered
_____________   ______________  ________________  _______________  __________

Common Shares    2,000,000           $0.05          $100,000         $26.40




The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                           									Initial Public Offering
                                                    Prospectus

                                Loanspaid.COM
                         2,000,000 shares of Common Stock
                               $0.05 per share


Registrant
Loanspaid.com
3360 W. Sahara, Suite 200
Las Vegas, NV 89102
Tele: (702)-732-2253
Fax: (702) 732-2253

                _________________________
The Offering

                          Per Share          Total
Public Price               $0.05            $100,000

Proceeds to
Loanspaid                  $0.05            $100,000


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The title of each class of securities to be registered is Common
Shares.

The amount to be registered is 2,000,000 shares.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Loanspaid is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the securities act of 1933, as amended. The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

                                TABLE OF CONTENTS
                                                                 PAGE

PROSPECTUS SUMMARY                                                 1
RISK FACTORS                                                       2
INVESTORS RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419                                          3
USE OF PROCEEDS                                                    4
DETERMINATION OF OFFERING PRICE                                    5
DILUTION                                                           6
PLAN OF DISTRIBUTION                                               7
LEGAL PROCEEDINGS                                                  8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                                                9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT                                                     10
DESCRIPTION OF SECURITIES                                          11
INTEREST OF NAMED EXPERTS AND COUNSEL                              12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES                                     13
ORGANIZATION WITHIN LAST FIVE YEARS                                14
DESCRIPTION OF BUSINESS                                            15
PLAN OF OPERATION                                                  16
DESCRIPTION OF PROPERTY                                            17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     18
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS                                                19
EXECUTIVE COMPENSATION                                             20
FINANCIAL STATEMENTS                                               21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE                             22


Dealer Prospectus Delivery Obligation

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary


Corporate Information

Loanspaid Com Inc. was incorporated under the laws of Nevada on June 19th, 2000. Loanspaid currently does not have an office.
Loanspaid uses its attorneys office for correspondence. Their address is 3360 W. Sahara, Suite 200, Las Vegas, NV 89102. Their telephone number is (702) 732-2253.

Business.

Loanspaid is a blank check company subject to Rule 419.
Loanspaid was organized as a vehicle to acquire or merge with another business or company. Loanspaid has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. Management, however, is always looking for potential merger candidates.

Loanspaid has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Loanspaid never commenced any operational activities. Loanspaid would be defined as a blank check "shell" company.


The Offering.

Loanspaid is conducting a blank check offering pursuant to Rule 419.
A maximum of 2,000,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering is received. If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5000 shares at $250.00.

RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

 Rule 419 contains restrictive provisions on the sale of shares.

Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment.

After the effective date of any such post-effective amendment, Loanspaid is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Loanspaid's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management.


Investors are prohibited from selling or offering to sell shares held in escrow.

According to Rule15g-8 as promulgated by the S.E.C. under the amended Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.

Because there is no established market for the shares the there is a lack of liquidity of an investment in Loanspaid.

Although the shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term.

Because this is a blank check offering, investors will not be able to evaluate the specific merits or risks of business combinations.

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a blank check offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in Loanspaid without an opportunity to evaluate the specific merits or risks of any one or more business combinations. Determinations ultimately made by Loanspaid relating to the specific allocation of the net proceeds of this offering do not guarantee Loanspaid will achieve its business objectives.


Loanspaid currently has no operations, assets, or revenues, and you could lose all your investment if we are unable to establish a business or complete an acquisition with a target that has established operations or the potential for a successful business.

Loanspaid has had no operating history nor any revenues or earnings from operations. Loanspaid has no significant assets or financial resources. Loanspaid will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in Loanspaid incurring a net operating loss which will increase continuously until Loanspaid can consummate a business combination with a profitable business opportunity. Loanspaid may not be able to identify such a business opportunity and consummate such a business combination. Additionally, because


Success of Loanspaid's plan to merge or acquire could depend greatly on the management of the target company putting success of Loanspaid's plan in the hands of the management of the target company.

The success of Loanspaid's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that Loanspaid will be successful in locating candidates meeting such criteria. In the event Loanspaid completes a business combination, the success of Loanspaid's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond Loanspaid's control.

Because Loanspaid is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities the chances against Loanspaid completing it's business plan decrease .

Loanspaid is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for Loanspaid. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Loanspaid and, consequently, Loanspaid will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Loanspaid will compete in seeking merger or acquisition candidates with numerous other small public companies.


Because Loanspaid has no agreement for a merger nor any standards set for acceptable candidates for merger Loanspaid may find it difficult to be successful finding a candidate to merge with.

Loanspaid has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. Loanspaid may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. Loanspaid has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Loanspaid never commenced any operational activities. Loanspaid may not be able to negotiate a business combination on terms favorable to Loanspaid.

Loanspaid has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Loanspaid would not consider a business combination in any form with such business opportunity. Accordingly, Loanspaid may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.


Because Loanspaid's management lack certain business skills and will be devoting only part-time work hours the performance by Loanspaid's management may suffer and make merging or acquiring a target company increasingly difficult.

While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Loanspaid. Loanspaid's two officers have not entered into written employment agreements with Loanspaid and are not expected to do so in the foreseeable future. Loanspaid has not obtained key man life insurance on either of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of Loanspaid's business and its likelihood of continuing operations.

Furthermore, Loanspaid's officers and directors are not professional business analysts. Lack of experience will be a detriment to Loanspaid's efforts.

Because Loanspaid may, on occasion, enter into business agreements that have a conflicts of interest, following through on Loanspaid's business plan may have to wait until the business plan of a conflicting company is completed.

Currently, Loanspaid's officers and directors have no conflict of interest. However, changes in officers and directors or business agreements entered into could potentially show conflicts of interest. In such instance that Loanspaid's officers or directors are involved in the management of any firm with which Loanspaid transacts business. Loanspaid's board of directors will adopt a resolution which prohibits Loanspaid from completing a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of Loanspaid


Because Loanspaid lacks any market research or marketing organization, Loanspaid may find it difficult to follow with the business plan to acquire or merge with a target company.

Loanspaid has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Loanspaid. Moreover, Loanspaid does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Loanspaid, there is no assurance Loanspaid will be successful in completing any such business combination.


Potential determination by the SEC that Loanspaid is an investment company could cause significant registration and compliance costs under the Securities Exchange Act of 1933.

In the event Loanspaid engages in business combinations which result in Loanspaid holding passive investment interests in a number of entities, the Loanspaid could be under regulation of the Investment Company Act of 1940. In such event, Loanspaid would be required to register as an investment company and could be expected to incur significant registration and compliance costs Loanspaid has obtained no formal determination from the Securities and Exchange Commission as to the status of Loanspaid under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Loanspaid to material adverse consequences.

Because any business combination will probably result in loss of management and control by Loanspaid shareholders, Loanspaid shareholders may be under the control of the management of the target company.

A business combination involving the issuance of Loanspaid's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Loanspaid. Any such business combination may require management of Loanspaid to sell or transfer all or a portion of Loanspaid's common stock held by them, or resign as members of the board of directors of Loanspaid. The resulting change in control Loanspaid could result in removal of one or more present officers and directors of Loanspaid and a corresponding reduction in or elimination of their participation in the future affairs of Loanspaid.


Should Loanspaid meet its business plan of merging, shareholders in Loanspaid will most likely suffer a reduction in percentage share ownership of the newly formed company and thus may suffer a loss of control and voting power.

Loanspaid's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in Loanspaid issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of Loanspaid would result in reduction in percentage of shares owned by present and prospective shareholders of Loanspaid and would most likely result in a change in control or management of Loanspaid.


Many business decisions made by Loanspaid can have major tax consequences and many associated risks that could hurt the value of an investment in Loanspaid.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Loanspaid may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Loanspaid intends to structure any business combination so as to minimize the federal and state tax consequences to both Loanspaid and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.


The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Loanspaid and therefore make it more difficult for Loanspaid to follow through on it's business plan of merging or acquiring a target company.

Management of Loanspaid believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with Loanspaid, rather than incur the expenses associated with preparing audited financial statements.

Loanspaid securities may be limited to only a few markets because of blue sky laws.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and Loanspaid has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of Loanspaid's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for Loanspaid's securities to be a limited one.


Certain officers, directors, principal shareholders or affiliates may purchase shares, thereby increasing their percentage share.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the shares offered hereby, which could, upon conversion, increase the percentage of the shares owned by such persons. The purchases by these control persons may make it possible for the offering to meet the escrow amount.



Loanspaid's offering price is arbitrary and the value of Loanspaid securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Loanspaid. There can be no assurance that, even if a public trading market develops for Loanspaid's securities, the shares will attain market values commensurate with the offering price.


Loanspaid shares are to be offered based on a direct participation offering basis and Loanspaid may not be able to sale enough shares to follow through with the business plan.

The shares are offered by Loanspaid on a direct participation offering basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. Loanspaid cannot and does not make any statement guaranteeing that shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of shares sold by Loanspaid.

Loanspaid's shares may never actually be traded and therefore purchasers may never be able to resale.

Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop.
Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Loanspaid or its competitors, variations in Loanspaid's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.





Investors' rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account
(the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Loanspaid and to investors, respectively, only after the Company has met the following three conditions:
First, Loanspaid must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, Loanspaid must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.


Prescribed acquisition criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Loanspaid must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Loanspaid must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

Post-effective amendment.

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires Loanspaid to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If Loanspaid does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.


Release of deposited securities and deposited funds.

The Deposited Funds and Deposited Securities may be released to Loanspaid and the investors, respectively, after:

(1) The Escrow Agent has received written certification from Loanspaid and any other evidence acceptable by the Escrow Agent that Loanspaid has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Loanspaid has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.


Escrowed funds not to be used for salaries or reimbursable expenses.

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Loanspaid's behalf by Loanspaid's officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Loanspaid's board of directors, all three of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.


Use of Proceeds.

Following the sale of the 2,000,000 Shares Offered by Loanspaid, there will be net proceeds of $100,000. The net proceeds are calculated as $100,000 minus sales commission costs, which are zero. These proceeds will be used to provide start-up and working capital for Loanspaid . Loanspaid plans to release 10% of the monies raised in the offering and use this for expenses related to the offering and reconfirmation process. Expenses related to the offering include printing costs, legal costs, and accounting costs necessary to maintain Loanspaid while a merger candidate is sought. Certain fees will also be required to be paid to the escrow agent.

The following table sets forth the expected use of proceeds from this offering (based on the minimum and maximum offering amounts):




Use of Proceeds    If Minimum Offering    If Median Offering   If Maimum Offering
                   Raised   ($20,000)	    Raised ($60,000)     Raised ($100,000)

                   Amount    Percent     Amount   Percent      Amount  Percent

(Offering Costs)

Printing Costs     $500.00   2.5%       $500.00    .83%        $500.00    .5%

Accounting Costs   $2000.00  10%        $2000.00   3.33%       $2000.00   2%

Legal Costs        $3,500.00 17.5%      $3500.00   5.83%       $3500.00   3.5%

Escrow Agent Costs $500.00   .5%        $500.00    .83%        $500.00    .5%

(Escrowed Monies)

Working Capital    $18000.00 90%        $54000.00  90%         $96000.00  96%
                  _______________      _________________    ___________________

TOTAL              $24500.00 122.5%     $60500     100.83%     $100000.00 100%


Please note that if the minimum or median amount of the offering is retained, the related offering expenses exceed 10%. In such a case, the additional costs shall be paid out of the officers and directors pocket.


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.



Determination of offering price.
The offering price is not based upon Loanspaid's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of Loanspaid and was determined arbitrarily based upon the amount of funds needed by Loanspaid to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

Dilution.
"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of June 19, 2000, the net tangible book value of Loanspaid was $3000 or $.001 per Share.
Giving effect to the sale by Loanspaid of all offered
Shares at the public offering price, the pro forma net tangible book value of Loanspaid would be $100,000 or $.02 per Share, which would represent an immediate increase of $.02 in net tangible book value per Share and $.03 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Loanspaid.

The following table illustrates the pro forma per Share dilution:



                                                             Assuming
                                                             Maximum
                                                             Shares Sold

Offering Price (1)                                            $.05

Net tangible book value per
share before Offering (2)                                     $.001


Increase Attributable to purchase
of stock by new investors (3)                                 $.02

Net tangible book value per
Share after offering (4)                                      $.02

Dilution to new investors (5)                                 $.03

Percent Dilution to new investors (6,7)                        60%




(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Loanspaid.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($103,000) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.02) and subtracting from it the net tangible book value per share before the offering
($.001) for an increase of $.02.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.02) from the offering price of the Shares in this offering ($.05), giving a dilution value of ($.03).

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.

Plan of distribution.
Loanspaid will sell a maximum of 2,000,000 shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The stock will be sold at $.05 per share The minimum purchase required of an investor is $250.00. There can be no assurance that any of these shares will be sold.

The net proceeds to Loanspaid will be $100,000, minus associated costs, if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Loanspaid, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds").

The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of Loanspaid's common stock. These securities are offered by Loanspaid subject to prior sale and to approval of certain legal matters by counsel.

The officers and directors of Loanspaid will be offering and selling shares on behalf of Loanspaid. President and director Dan Lovell, Secretary and director Adam Shaikh, and Treasurer and director Eliot Thomas will be offering and selling shares on behalf of Loanspaid. They will sell the securities to personal contacts and acquaintances through telephone calls and in-person meetings.

The officers and directors of Loanspaid will not be allowed to purchase shares in this offering.

Management may advance money to Loanspaid or on behalf of Loanspaid. There are no set limits to the maximum amount that management will advance or loan to Loanspaid. However, the amount is obviously limited by the resources of the officers and directors. Management anticipates that repayment would come from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.


Those officers and directors offering the securities on behalf of Loanspaid.com will be relying on the safe harbor from broker-dealer registration rule set out in Rule 3a4-1.

We have been informed by these officers and directors that:

* they are not subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934,

* these officers and directors are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

* these officers and directors are not an associated person of a broker or dealer.

Additionally, the officers and directors offering and selling securities in Loanspaid meet the conditions of part (a)(4)(iii) where participation will be restricted to:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser;
provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.


Limited State Registration.

Loanspaid anticipates that there will be no State registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold. It is anticipated that the securities will be sold in Nevada and California.


Opportunity To Make Inquires.
Loanspaid will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Loanspaid concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Loanspaid possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.
Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to Loanspaid a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company.

By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by Loanspaid, such a subscriber will be, a shareholder in Loanspaid and will be otherwise bound by the articles of incorporation and the bylaws of Loanspaid in the form attached to this Prospectus.

Promptly, upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Loanspaid. Loanspaid may reject a subscriber's
Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Loanspaid, or such other reasons other as Loanspaid determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings
Loanspaid is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Loanspaid has been threatened.

Directors, Executive Officers, Promoters, and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since June 2000. Each director and officer shall serve for a term ending on the date of the third Annual Meeting. There are no other persons which can be classified as a promoter or controlling person of Loanspaid.

Danny J. Lovell. President/Director, Age 27.

Mr. Lovell graduated with B.A. in Education from Illinois State
University in 1998. Mr. Lovell was an educator in the Peoria, Illinois School System during the 1999-2000 school year. Mr. Lovell is currently an office manager in a Las Vegas law firm.

Eliot J. Thomas. Treasurer/Director, Age 30.

Mr. Thomas graduated with B.S. in Accounting from the University of Nebraska at Omaha in 1996. Mr. Thomas recieved his J.D. from Drake University Law School in 1999 and is currently employed as a law clerk in a Las Vegas law firm.

Adam U. Shaikh. Secretary/Director, Age 27.

Mr. Shaikh graduated with a B.A. in Political Science/History from Iowa State University in 1996. Mr. Shaikh recieved a J.D. from
Drake University Law School in 1999 and recieved his licence to practice law in 1999 in Nevada. He is currently employed as an attorney in a Las Vegas law firm.


None of the Officers and Directors have been involved in legal proceedings that impair their ability to perform their duties as Officers and Directors.

There is no family relationship between any of the officers or directors.

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Loanspaid to own beneficially, more than 5% of Loanspaid's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class       Name of Beneficial      Amount and Nature       Percent
                     Owner (1)               of Beneficial           of Class
                                             Owner(2)


Common Stock        Adam U. Shaikh           1,000,000               33%

Common Stock        Danny J. Lovell          1,000,000               33%

Common Stock        Eliot Thomas             3,000,000               33%

Common Stock        Officers and Directors   3,000,000               33%

None of the Officers, Directors or existing shareholders have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Principal Shareholder(s).

The addresses for the principal shareholders are as follows:

President Danny Lovell:  3651 N. Rancho Dr., Apt. 163,  Las Vegas, NV
                         89130

Secretary Adam Shaikh:   5850 Sky Pointe Dr., Apt. 2102A,  Las Vegas, NV
                         89130

Treasurer Eliot Thomas: 2673 S. Decatur #2122, Las Vegas, NV 89102


All shareholders have sole voting and investment power.



Description of securities.


Shares sold in the future may have to comply with Rule 144.

All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act.

In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Loanspaid (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.



General description.

The securities being offered are shares of common stock.
The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of Loanspaid available for distribution upon winding up of the affairs of Loanspaid; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights;
(b) preemptive rights to purchase in new issues of Shares;
(c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Loanspaid, attached as
Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-
2. As of the date of this Form SB-2, Loanspaid has 3,000,000 Shares of common stock outstanding.

Non-cumulative voting.

The holders of Shares of Common Stock of Loanspaid do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of Loanspaids directors.



Dividends.

Loanspaid does not currently intend to pay cash dividends.
Loanspaid's proposed dividend policy is to make distributions of its revenues to its stockholders when Loanspaids
Board of Directors deems such distributions appropriate. Because Loanspaid does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.
There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Loanspaid.

A distribution of revenues will be made only when, in the judgment of Loanspaid's Board of Directors, it is in the best interest of Loanspaid's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Loanspaid's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.


Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of this Offering, Loanspaid's authorized but unissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Loanspaid by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Loanspaid's management.

If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Loanspaid's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent
Loanspaid intends to engage the services of Pacific Stock
Transfer Company, P.O. Box 93385 Las Vegas, Nevada  89193
(702) 361-3033  Fax (702) 732-7890.


Interest of named experts and counsel.

Adam Shaikh, Loanspaid's Secretary, serves as the Company's legal counsel. Mr. Shaikh is currently an employee of Shawn F. Hackman, a PC. Mr. Hackman wrote the opinion letter concerning the tradability of the stock to be issued in this registration.

Disclosure of commission position on indemnification for securities act liabilities. No director of Loanspaid will have personal liability to Loanspaid or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Loanspaid or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Loanspaid in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties;
provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Loanspaid are accountable to Loanspaid as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Loanspaid. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Loanspaid, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management..

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Loanspaid in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Loanspaid.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Organization within last five years.

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form
SB-2. None of the promoters have received anything of value from the registrant.


Description of Business.

1.  Company/Business Summary.
Loanspaid.com, Inc.. was incorporated on
June 19, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The
Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Loanspaid never commenced any operational activities.

Loanspaid was formed by Danny Lovell, Adam Shaikh, and Eliot Thomas the initial directors. The initial directors were immediately appointed as Officers and Directors of Loanspaid. Loanspaid was formed for the purpose of consummating a merger or acquisition. Mr. Lovell serves as President and Director. Mr. Lovell determined next to proceed with filing a Form SB-2.


Mr. Lovell, the President and Director, elected to commence implementation of Loanspaid's principal business purpose, described below under "Item 2, Plan of Operation".
As such, Loanspaid can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Loanspaid as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Loanspaids securities until such time as Loanspaid has successfully implemented its business plan described herein.

Accordingly, each shareholder of Loanspaid will execute and deliver a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of the Company's common stock until such time as Loanspaid has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company.

In order to provide further assurances that no trading will occur in Loanspaid's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with Loanspaid's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.



Item 2.  Plan of Operation.

Loanspaid intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The
Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Loanspaid's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Loanspaid and such other company as of the date of this registration statement.


The Registrant has no full time employees.  The
Registrant's two officers have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Management anticipates that the business plan of Loanspaid can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Loanspaid and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "Item 5. Directors, Executive Officers, Promoters, and Control Persons."

Loanspaid is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

The Articles of Incorporation of Loanspaid provides that Loanspaid may indemnify officers and/or directors of Loanspaid for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Loanspaid could be used or attached to satisfy any liabilities subject to such indemnification. See "Item 12, Indemnification of directors and officers."


General Business Plan.
Loanspaid's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Loanspaid will not restrict its search to any specific business, industry, or geographical location and Loanspaid may participate in a business venture of virtually any kind or nature.

This discussion of the proposed business is purposefully general and is not meant to be restrictive of Loanspaid's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because Loanspaid has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of Loanspaid because it will not permit
Loanspaid to offset potential losses from one venture against gains from another.

Loanspaid may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Loanspaid may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Loanspaid anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Loanspaid has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Loanspaid will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-QSB's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

Nevertheless, the officers and directors of Loanspaid have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Loanspaid, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Loanspaid's two officers, or by Loanspaid's shareholders.

In analyzing prospective business opportunities, management will consider such matters as:

-  the available technical, financial and managerial resources,
-  working capital and other financial requirements,
-  history of operations, if any,
-  prospects for the future,
-  nature of present and expected competition;,
- the quality and experience of management services which may be available and the depth of that management,
- the potential for further research, development, or exploration,
- specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of Loanspaid;
- the potential for growth or expansion; the potential for profit;
- the perceived public, recognition or acceptance of products, services, or trades;
-  name identification; and other relevant factors.



Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, Loanspaid intends to utilize written reports and personal investigation to evaluate the above factors. Loanspaid will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of Loanspaid, while not especially experienced in matters relating to the new business of Loanspaid, will rely upon their own efforts and, to a much lesser extent, the efforts of Loanspaid's shareholders, in accomplishing the business purposes of Loanspaid. It is not anticipated that any outside consultants or advisors will be utilized by Loanspaid to effectuate its business purposes described herein.

However, if Loanspaid does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as Loanspaid has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Loanspaid will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Loanspaid may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Loanspaid may offer.

However, Loanspaid does not intend to
obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Loanspaid has successfully consummated such a merger or acquisition. Loanspaid also has no plans to conduct any offerings under Regulation S.


Acquisition of opportunities.

In implementing a structure for a particular business acquisition, Loanspaid may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business.
On the consummation of a transaction, it is probable that the present management and shareholders of Loanspaid will no longer be in control of Loanspaid. In addition, Loanspaids directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of Loanspaid's shareholders.

The policy set forth in the preceding sentence is based on an Understanding between the two members of management, and these two persons are not aware of any circumstances under which this policy would change while they are still officers and directors of Loanspaid. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, Loanspaid may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Loanspaid has successfully consummated a merger or acquisition and Loanspaid is no longer considered a "shell" company. Until such time as this occurs, Loanspaid will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Loanspaid's securities may have a depressive effect on the value of Loanspaid's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which Loanspaid may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Loanspaid which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Loanspaid's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in Loanspaid following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event Loanspaid acquires a target company with substantial assets. Any merger or acquisition effected by Loanspaid can be expected to have a significant dilutive effect on the percentage of shares held by Loanspaid's then shareholders.

Loanspaid will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Loanspaid's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

If an outside person or entity is responsible for finding a merger candidate for Loanspaid, a finders fee will most likely be paid. This fee will, in all likelihood, be paid by the merging company due to Loanspaid's lack of financial standing. The maximum amount of finders fee paid to any one person would probably be $25,000. Loanspaid will not be issuing stock to be used as a finders fee.

Management will, in all likelihood, actively negotiate or consent to the purchase of their stock by the merging company. Loanspaid's shareholders will not have an opportunity to approve or consent to such a buy-out.

Management has no plans or proposals to sell or issue additional securities prior to the location of an acquisition or merger candidate. Management does not foresee any such events that would facilitate a sale or issuance of additional securities.


As stated here-in-above, Loanspaid will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction.
Loanspaid is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Loanspaid to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Loanspaid's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure Loanspaid's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Loanspaid.

Loanspaid's officers and shareholders have verbally agreed that they will advance to Loanspaid any additional funds which Loanspaid needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of Loanspaid. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which Loanspaid acquires or merges with agree to repay all or a portion of such advances.

There is no dollar cap on the amount of money which such persons will advance to Loanspaid. Loanspaid will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and Loanspaid will not borrow any funds to make any payments to Loanspaid's promoters, management or their affiliates or associates.

The Board of Directors have passed a resolution which prohibits Loanspaid from completing an acquisition or merger with any entity in which any of Loanspaid's
Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management management of the Loanspaids affairs. There is no agreement that non-management shareholders will exercise their voting rights to continue to re-elect the current directors, however, it is expected that they will do so based on the existing friendship among such persons.

Management's Plan With Respect To Other Blank Check Entities.

Currently, President Danny Lovell, Secretary Adam Shaikh, and Treasurer Eliot Thomas are officers and directors for one other blank check
company, Loanspaid.com, Inc.    Currently, Loanspaid.com has not been
cleared by the SEC. Therefore, there has been no public offering as of yet.

                       Other Blank Check Companies

Name of Company          Registration Form      Date Filed         Status

Freelance.com, Inc.		        SB-2					           7/10/2000         Pending



It is the intent of management to consummate a merger or acquisition with both Loanspaid.com, Inc. and Loanspaid.com, Inc. However, there is an inherent conflict of interest with respect to both companies that Mr. Lovell, Mr. Shaikh and Mr. Thomas are affiliated with. Management, therefore, has agreed that the companies will be given priority based upon the time of clearance of the SB-2 registration statements. The first SB-2 cleared will be given priority and so on. If, by happenstance, one or more of the company's registration statements clear at the same time, management will give priority to the company whose name is first in alphabetical order.



Competition.

Loanspaid will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Loanspaid. In view of the Company's combined extremely limited financial resources and limited management availability, Loanspaid will continue to be at a significant competitive disadvantage compared to the Loanspaid's competitors.

Description of property.

Mr. Adam Shaikh, Loanspaid's Secretary, serves as resident agent. Mr. Shaikh's office serves as the address for service of process. The address of this office is 3360 W. Sahara, Suite 200 Las Vegas, NV 89102.


Loanspaid currently owns no property. . President Danny Lovell shall provide the space for Loanspaid's meetings at 3651 N. Rancho Dr., Apt. # 163, Las Vegas, NV 89102. This space is actually Mr. Lovell's home. Mr. Lovell's home is adequate space for Loanspaid's temporary office due to the limited operations of the company.


Certain relationships and related transactions.
There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item
404 of Regulation SB had or is to have a direct or indirect material interest.

Adam U. Shaikh., the Company's resident agent currently holds the position of Secretary and director in the Company.


Market for common equity and related stockholder matters.
The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

Executive compensation.

(a) No officer or director of Loanspaid is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.


Financial Statements

Loanspaid.com, Inc
(A Development Stage Company)
Financial Statements
June 30, 2000






TABLE OF CONTENTS                     PAGE  #

INDEPENDENT AUDITOR'S REPORT                1
ASSETS                                      2
LIABILITIES AND STOCKHOLDERS' EQUITY        2
STATEMENT OF OPERATIONS                     3
STATEMENT OF STOCKHOLDERS' EQUITY           4
STATEMENT OF CASH FLOWS                     5
NOTES TO FINANCIAL STATEMENTS             6-8







BARRY L. FRIEDMAN, P.C.
CERTIFIED PUBLIC ACCOUNTANT
1582 TULITA DRIVE
LAS VEGAS, NV 89123



BOARD OF DIRECTORS
LOANSPAID.COM, INC.
LAS VEGAS, NV

JULY 3, 2000


I have audited the accoumpanying Balance Sheets of Loanspaid.COM, INC. (A Development Stage Company), as of June 30,2000 and the related statements of operations, stockholders' equity and cash flows for the period June 19, 2000 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loanspaid.COM, Inc. (A Development Stage Company), as of June 30 2000, and the results of its operations and cash flows for the period June 19, 2000 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Barry L. Friedman
Certified Public Accountant



Loanspaid.COM, Inc.
(A Development Stage Company)
June 30, 2000

Balance Sheet



Assets

Current Assests

   Total Current Assets               $0

Other Assets
   Total Other Assets                 $0

Total Assets                          $0


Liabilities and Stockholders' Equity

Current Liabilities                   $0

  Total Current Liabilities           $0


Stockholders' Equity (Note #4)

  Common stock
  Par Value $0.001
  Authorized 25,000,000 shares
  Issued and outstanding at
  June 30, 2000
  3,000,000 shares                    $3000


  Additional Paid-In Capital           0

  Deficit accumulated during
  The Development Stage               (3000)
                                      ------

Total Stockholders' Equity            $0
                                      ------

Total Liabilities and
Stockholders' Equity                  $0
                                      ------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




Loanspaid.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
JUNE 19, 2000 (INCEPTION) TO JUNE 30,2000



STATEMENT OF OPERATIONS


INCOME

  REVENUE                           $0

EXPENSES

  GENERAL AND
  ADMINISTATIVE                     $3000
                                    -----

TOTAL EXPENSES                      $3000
                                    -----

NET LOSS                            $-3000
                                    -----

NET LOSS PER SHARE-

  BASIC AND DILUTED
  (NOTE #2)                         $-0.0010
                                    --------

Weighted average
number of common
shares outstanding                  3,000,000
                                    ---------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS




Loanspaid.COM, INC.
(A Development Stage Company)
June 19, 2000 (Inception), to June 30, 2000


Statement of Changes in Stockholders' Equity

                                                     Additional        Accum-
                       Common         Stock          paid-in           lated
                       Shares         Amount         Capital           Deficit


June 19,2000
Issued for Services    3,000,000      $3000          $0

Net loss,
June 19,2000,
(inception) to
June 30, 2000                                                          $-3000
                       ---------      -----          ----              ------

Balance,
June 30, 2000          3,000,000      $3000          $0                $-3000
                       ---------      -----          ----              ------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




Loanspaid.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
JUNE 19, 2000 (INCEPTION), TO JUNE 30, 2000


STATEMENT OF CASH FLOWS


Cash Flows from
Operating Activities

  Net loss                       $-3000

  Adjustment to
  reconcile net loss
  to net cash provided
  by operating
  activities
  Issue Common Stock
  For Services                    3000

Changes in assets and
Liabilities                       0
                                 ------

Net cash used in
Operating activities             $0

Cash Flows from
Investing Activities              0

Cash Flows from
Financing Activities              0
                                 ------

Net Increase (decrease)          $0

Cash,
Beginning of period               0
                                 ------
Cash, End of period              $0
                                 ------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.



Loanspaid.COM, INC.
(A Development Stage Company)

Notes to Financial Statements
June 30, 2000

Note 1- History and Organization of the Company

The Company was organized June 19, 2000, under the laws of the State of Nevada, as Loanspaid.COM, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a developmental company.

Note 2- Summary of Significant Accounting Policies

Accounting Method
-----------------

  The Company records income and expenses on the accrual method.

Estimates
---------
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue an expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents
--------------------

  The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 2000.

Year End
--------

  The Company has selected December 31st, as its fiscal year-end.

Income Taxes
------------

  Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109
  (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


Loanspaid.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2000



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUTING POLICIES (CONTINUED)

Reporting on Costs of Start-Up Activities
-----------------------------------------

  Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on th financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.



Loss Per Share
--------------

  Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 2000, the Company had no dilative common stock equivalents such as stock options.



Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction
-----------------------------------------------------------------------

  The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


NOTE 3 - INCOME TAXES

  There is no provision for income taxes for the period ended June 30, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of June 30, 2000 is as follows:


      Net operation loss carry forward        $  0
      Valuation allowance                     $  0

      Net deferred tax asset                  $  0




Loanspaid.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-----------------------------------------

JUNE 30,2000



NOTE 4-  STOCKHOLDERS' EQUITY


  Common Stock
  ------------

  The authorized common stock of the corporation consists of 25,000,000 shares with a par value of $0.001 per share.


  Preferred Stock
  ---------------

  The corporation has no preferred stock.

  On June 19, 2000, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.00.


NOTE 5 - GOING CONCERN

  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


NOTE 6 - RELATED PARTY TRANSACTIONS

  The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

  There are no warrants or options outstanding to acquire any additional shares of common stock.

Part II.  Information not required in prospectus.


Indemnification of officers and directors.

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Other expenses of issuance and distribution.

The following table sets forth the anticipated costs which will be paid by the security holders by the release of 10% of the escrowed funds pursuant to Rule 419.


Printing Costs                   $500.00
Accounting Costs                 $2,000.00
Legal Costs                      $3,500.00
Escrow Agent Costs               $500.00

Please see the Use of Proceeds section.


Recent sales of unregistered securities.

On June 19, 2000, 1,000,000 shares were issued to Adam U. Shaikh,
1,000,000 to Danny Lovell and 1,000,000 to Eliot Thomas under Rule
4(2).

Exhibits.
The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424.

(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




EXHIBIT LIST

3.1                              Articles of Incorporation
3.2                              By-Laws
5.1                              Opinion on Legality
24.1                             Consent of Accountant
24.2                             Consent of Attorney (Included in
                                 Opinion)
25.1			                          Power of Attorney
27.2                             Lock-up agreement (Sample)
27.3                             Financial Data Schedule














                           					Signatures


In Accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned , thereunto duly authorize, in the City of Las Vegas, State of Nevada, on July 10, 2000.

                                                   Loanspaid.com
                                              BY: /s/
                                                  Eliot Thomas, Treasurer